Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(9,630,466)
Realized Gain (Loss) on Swap Contracts	(20,171,599)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(23,536,315)
Unrealized gain (loss) on Fair Value of Swap Contracts	5,449,445
Dividend Income	795,321
Interest Income	3,677,749
ETF Transaction Fees	25,000
Total Income (Loss)	$(43,390,865)

Expenses
General Partner Management Fees	$565,461
Professional Fees	92,073
Brokerage Commissions	194,730
Directors' Fees and insurance	24,135
License fees	14,136
Total Expenses	$890,535
Net Income (Loss)	$(44,281,400)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/23	$1,158,938,922
Additions (23,500,000 Shares)	157,464,401
Withdrawals (17,000,000 Shares)	(115,898,504)
Net Income (Loss)	(44,281,400)

Net Asset Value End of Month	$1,156,223,419
Net Asset Value Per Share (169,784,588 Shares)	$6.81

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596